Exhibit 32

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Marshall T. Reynolds, Chairman and Chief Executive Officer and Larry A. Blount, Chief Financial Officer of Energy Services of America Corporation (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the Quarterly report of the Company on Form 10-Q for the quarter ended December 31, 2008 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 17, 2009	s/s Marshall T. Reynolds
Marshall T. Reynolds
Chairman and Chief Executive Officer

Date: February 17, 2009	s/s Larry A. Blount
Larry A. Blount
Chief Financial Officer